Exhibit 10.3

DASAN ZHONE SOLUTIONS, INC.
AMENDED AND RESTATED
2001 STOCK INCENTIVE PLAN
RESTRICTED STOCK UNIT AWARD GRANT NOTICE
AND
RESTRICTED STOCK UNIT AWARD AGREEMENT
DASAN Zhone Solutions, Inc., a Delaware corporation (the “Company”), pursuant to its Amended and Restated 2001 Stock Incentive Plan (the “Plan”), hereby grants to the individual listed below (“Grantee”) the number of restricted stock units (“Restricted Stock Units” or “RSUs”) with respect to the number of shares of the Company’s common stock (the “Shares”) set forth below. This Restricted Stock Unit award (the “Award”) is subject to all of the terms and conditions as set forth herein and in the Restricted Stock Unit Award Agreement attached hereto as Exhibit A (the “Restricted Stock Unit Agreement”) and the Plan, which are incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Grant Notice and the Restricted Stock Unit Agreement. The RSUs constitute “Phantom Stock,” as such term is defined in the Plan.

Grantee:
Grant Date:
Total Number of RSUs:
Vesting Schedule:
Twenty five percent (25%) of the Restricted Stock Units will vest on each of the first four (4) anniversaries of the Grant Date, subject to the Grantee continuing in service as a Director through each such vesting date. In addition, all of the Restricted Stock Units will vest upon the occurrence of a Change in Control.

By his or her signature, Grantee agrees to be bound by the terms and conditions of the Plan, the Restricted Stock Unit Agreement and this Grant Notice. Grantee has reviewed the Restricted Stock Unit Agreement, the Plan and this Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of this Grant Notice, the Restricted Stock Unit Agreement and the Plan. Grantee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator of the Plan upon any questions arising under the Plan, this Grant Notice or the Restricted Stock Unit Agreement.

DASAN ZHONE SOLUTIONS, INC.		GRANTEE
By:		By:
Print Name:		Print Name:
Title:		Title:
Address:	7195 Oakport Street Oakland, CA 94621	Address:

EXHIBIT A
RESTRICTED STOCK UNIT AWARD AGREEMENT
Pursuant to the Restricted Stock Unit Award Grant Notice (“Grant Notice”) to which this Restricted Stock Unit Award Agreement (this “Agreement”) is attached, DASAN Zhone Solutions, Inc., a Delaware corporation (the “Company”), has granted to Grantee the number of Restricted Stock Units under the Company’s Amended and Restated 2001 Stock Incentive Plan (the “Plan”) indicated in the Grant Notice.

 Article I
GENERAL
1.1    Defined Terms. Capitalized terms not specifically defined herein shall have the meanings specified in the Plan and the Grant Notice.
1.2    Incorporation of Terms of Plan. The Shares are subject to the terms and conditions of the Plan which are incorporated herein by reference.

Article II
ISSUANCE OF SHARES
2.1    Award of Restricted Stock Units.
(a)    Award. In consideration of Grantee’s continued service with the Company or any Parent or Subsidiary thereof and for other good and valuable consideration, the Company hereby grants to Grantee the number of RSUs set forth in the Grant Notice, subject to all of the terms and conditions set forth in this Agreement, the Grant Notice and the Plan. Prior to actual issuance of any Shares, the RSUs and the Award represent an unsecured obligation of the Company, payable only from the general assets of the Company.
(b)    Vesting. The RSUs subject to the Award shall vest in accordance with the Vesting Schedule set forth in the Grant Notice. Unless and until the RSUs have vested in accordance with the Vesting Schedule set forth in the Grant Notice, Grantee will have no right to any distribution with respect to such RSUs. Unless otherwise provided the Grant Notice, in the event of Grantee’s Termination of Employment prior to the vesting of all of the RSUs, any unvested RSUs will terminate automatically without any further action by the Company and be forfeited without further notice and at no cost to the Company.
(c)    Distribution of RSUs.
(i)    Shares shall be distributed to Grantee (or in the event of Grantee’s death, to his or her estate) with respect to Grantee’s vested RSUs within ten (10) days following the date on which such RSUs vest as specified in the Vesting Schedule set forth in the Grant Notice (or, in the event the vesting date is the date of a Change in Control, the RSUs shall be settled immediately prior to such Change in Control), subject to the terms and provisions of the Plan and this Agreement.

A-1

(ii)    All distributions of the RSUs shall be made by the Company in the form of whole Shares.
(iii)    Neither the time nor form of distribution of Shares with respect to the RSUs may be changed, except as may be permitted by the Board in accordance with the Plan and Section 409A of the Code and the Treasury Regulations thereunder.
(d)    Generally. Shares issued under the Award shall be issued to Grantee or Grantee’s beneficiaries, as the case may be, at the sole discretion of the Board, in either (i) uncertificated form, with the Shares recorded in the name of Grantee in the books and records of the Company’s transfer agent with appropriate notations regarding the restrictions on transfer imposed pursuant to this Agreement; or (ii) certificate form. In no event will fractional shares be issued upon settlement of the Award. In lieu of any fractional Share, the Company shall make a cash payment to Grantee equal to the Fair Market Value of such fractional Share on the date the RSUs are settled pursuant to this Section 2.1.
(e)    Tax Withholding. Notwithstanding anything to the contrary in this Agreement, the Company shall be entitled to require payment (which payment may be made in cash, by deduction from other compensation payable to Grantee or in any form of consideration permitted by Section 22.4 of the Plan) of any sums required by federal, state or local tax law to be withheld with respect to the vesting of the RSUs, the distribution of the Shares issuable with respect thereto, or any other taxable event related to the RSUs. The Company shall not be obligated to deliver any new certificate representing vested Shares to Grantee or Grantee’s legal representative unless and until Grantee or Grantee’s legal representative shall have paid or otherwise satisfied in full the amount of all federal, state and local taxes applicable to the taxable income of Grantee resulting from the vesting of the RSUs, the distribution of the Shares issuable with respect thereto, or any other taxable event related to the RSUs.

Article III
RESTRICTIONS
3.1    Award Not Transferable. This Award, including the RSUs awarded hereunder, may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution, unless and until the Shares issuable pursuant to the Award have been issued, and all restrictions applicable to such Shares have lapsed, and any attempted disposition thereof shall be null and void and of no effect.
3.2    Rights as Stockholder. Neither Grantee nor any Person claiming under or through Grantee shall have any of the rights or privileges of a stockholder of the Company in respect of any Shares issuable hereunder unless and until certificates representing such Shares (which may be in uncertificated form) will have been issued and recorded on the books and records of the Company or its transfer agents or registrars, and delivered to Grantee (including through electronic delivery to a brokerage account). After such issuance, recordation and delivery, Grantee shall have all the rights of a stockholder of the Company, including with respect to the right to vote the Shares and the right to receive any cash or share dividends or other distributions paid to or made with respect to the Shares.
3.3    Award Subject to Clawback. This Award, including the RSUs awarded hereunder, and any Shares issuable upon vesting of the RSUs, are subject to forfeiture, recovery by the Company or other action pursuant to any clawback or recoupment policy which the Company may adopt from time to time pursuant to laws or regulations, including without limitation, any such policy which the Company may be required to adopt under the Dodd-Frank Wall Street Reform and Consumer Protection Act and implementing rules and regulations thereunder, or as otherwise required by applicable law.

Article IV
MISCELLANEOUS
4.1    Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law.
4.2    Entire Agreement; Enforcement of Rights. The Plan is incorporated herein by reference. This Agreement and the Plan set forth the entire agreement and understanding of the parties relating to the subject matter herein and merge all prior discussions between them. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the parties to this Agreement. The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party. Notwithstanding anything to the contrary anywhere else in this Agreement, the grant of the Shares is subject to the terms, definitions and provisions of the Plan, which is incorporated herein by reference. Any of Grantee’s rights hereunder shall be in addition to any rights Grantee may otherwise have under benefit plans or agreements of the Company to which Grantee is a party or in which Grantee is a participant, including, but not limited to, any Company sponsored employee benefit plans, stock option plans, severance plans or severance agreements. The provisions of this Agreement shall not in any way limit Grantee’s rights under such other plans and agreements.
4.3    Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.
4.4    Construction. This Agreement is the result of negotiations between and has been reviewed by each of the parties hereto and their respective counsel, if any; accordingly, this Agreement shall be deemed to be the product of all of the parties hereto, and no ambiguity shall be construed in favor of or against any one of the parties hereto.
4.5    Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient when delivered personally or sent by telegram or fax or 48 hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, and addressed to the party to be notified at such party’s address or fax number as set forth below or as subsequently modified by written notice.
4.6    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.
4.7    Successors and Assigns. The rights and benefits of this Agreement shall inure to the benefit of, and be enforceable by the Company’s successors and assigns. The Company may assign its rights under this Agreement to any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company without the prior written consent of

Grantee. The rights and obligations of Grantee under this Agreement may only be assigned with the prior written consent of the Company.
4.8    Conformity to Securities Laws. Grantee acknowledges that the Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, and state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Shares are to be issued, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.
4.9    Tax Representations. Grantee has reviewed with Grantee’s own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by the Grant Notice and this Agreement. Grantee is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. Grantee understands that Grantee (and not the Company) shall be responsible for Grantee’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.
4.10    Section 409A.
(a)    Notwithstanding any other provision of the Plan, this Agreement or the Grant Notice, the Plan, this Agreement and the Grant Notice shall be interpreted in accordance with, and incorporate the terms and conditions required by, Section 409A of the Code (together with any Treasury Regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Grant Date, “Section 409A”). The Board may, in its discretion, adopt such amendments to the Plan, this Agreement or the Grant Notice or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Board determines are necessary or appropriate to comply with the requirements of Section 409A.
(b)    This Agreement is not intended to provide for any deferral of compensation subject to Section 409A of the Code, and, accordingly, the Shares issuable pursuant to the RSUs shall be distributed to Grantee no later than the later of: (i) the fifteenth (15th) day of the third month following Grantee’s first taxable year in which such RSUs are no longer subject to a substantial risk of forfeiture, and (ii) the fifteenth (15th) day of the third month following first taxable year of the Company in which such RSUs are no longer subject to substantial risk of forfeiture, as determined in accordance with Section 409A and any Treasury Regulations and other guidance issued thereunder.
(c)    For purposes of Section 409A of the Code (including, without limitation, for purposes of Treasury Regulation Section 1.409A-2(b)(2)(iii)), each payment that Grantee may be eligible to receive under this Agreement shall be treated as a separate and distinct payment.